Exhibit 2

Ú  DETACH PROXY CARD HERE  Ú

☐	The Board of Directors recommends a vote FOR proposals 1 through 4.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	Election of directors				FOR	AGAINST	ABSTAIN

	FOR all nominees ☐ listed below	WITHHOLD AUTHORITY to vote ☐ for all nominees listed below	*EXCEPTIONS ☐	4. Authorization of remuneration of directors.	☐	☐	☐

Nominees:  Mr. M. Jolliffe, Mr. A. Plakopitas, Mr. A. Taragoni

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

				To change your address, please mark this box.		☐

*Exceptions				To include any comments, please mark this box.		☐

		FOR	AGAINST	ABSTAIN

2.	Adoption of the financial statements for the year ended December 31, 2002, together with the auditors’ report.	☐	☐	☐

3.	Appointment of Ernst & Young, Athens as auditors and authorization to the audit committee of the Board of Directors to set their remuneration.	☐	☐	☐

S C A N L I N E

Date	Share Owner sign here	Co-Owner sign here

4314

TSAKOS ENERGY NAVIGATION LIMITED

2003 ANNUAL GENERAL MEETING OF SHAREHOLDERS—MAY 29, 2003

The undersigned being a shareholder of Tsakos Energy Navigation Limited (the “Company”) hereby appoints  Mr. D. J. Stavropoulos, if Mr. Stavropoulos is not present, any director of the Company, with full power of substitution, for and in the name of the undersigned, to vote all Common Shares, par value U.S.$1.00 per share, of the Company, that the undersigned would be entitled to vote if personally present at the 2003 Annual General Meeting of Shareholders, to be held at the offices of Tsakos Energy Navigation Limited, 367 Syngrou Avenue, 175 64 P. Faliro, Athens, Greece and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual General Meeting and Proxy Statement dated May 2, 2003, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENVELOPE PROVIDED NO LATER THAN MAY 28, 2003.

PLEASE NOTE THAT SHAREHOLDERS WHOSE SHARES ARE HELD IN THE NORWEGIAN CENTRAL SECURITIES DEPOSITORY (VPS) AND WHO WANT SUCH SHARES COUNTED AT THE 2003 ANNUAL GENERAL MEETING OF SHAREHOLDERS MUST RETURN THEIR MARKED PROXY CARDS TO DEN NORSKE BANK NO LATER THAN MAY 21, 2003. THE ADDRESS FOR DEN NORSKE BANK IS:

Den norske Bank ASA

Verdipapirservice

Stranden 21

0021 Oslo

Norway